Exhibit 99.1

Earnings Release of April 29, 2005

HENNESSY ADVISORS, INC. SECOND QUARTER EARNINGS INCREASE 18.5%

Novato, CA – April 29, 2005 – Hennessy Advisors, Inc. (OTCBB:HNNA) Chief Executive Officer and President, Neil Hennessy, announced fully diluted earnings per share of $.32 for the second quarter ended March 31, 2005, up from $.27 in the prior comparable period, an increase of 18.5%. Diluted earnings per share for the six months ended March 31, 2005, were $.63, up from $.47 in the prior comparable period, an increase of 34.0%.

“I am very pleased with our financial results, particularly in light of increasing challenges in the financial markets and in managing mutual funds,” said Mr. Hennessy. “Successful investing requires a long-term view, and here at Hennessy we will continue to pursue long-term investment and business strategies for the benefit of all of our shareholders.”

Hennessy Advisors, Inc.

Financial Highlights

Period to Period

	Three Months Ended
Second Quarter	March 31, 2005	March 31, 2004	$ Change	% Change
Total Revenue	$2,811,674	$2,390,733	$420,941	17.6%
Net Income	$829,049	$675,772	$153,277	22.7%
Earnings per share (diluted)	$0.32	$0.27	$0.05	18.5%
Weighted Average number of shares outstanding	2,561,367	2,522,481	38,886	1.5%

Hennessy Advisors, Inc.

Financial Highlights

Period to Period

	Six Months Ended
Year-to-Date	March 31, 2005	March 31, 2004	$ Change	% Change
Total Revenue	$5,511,938	$4,402,251	$1,109,687	25.2%
Net Income	$1,607,049	$1,200,279	$406,770	33.9%
Earnings per share (diluted)	$0.63	$0.47	$0.16	34.0%
Weighted Average number of shares outstanding	2,556,834	2,532,938	23,896	0.9%

At Period Ending Date	March 31, 2005	March 31, 2004	$ Change	% Change
Mutual Fund Assets Under Management	$1,347,880,953	$1,314,063,783	$33,817,170	2.6%

Hennessy Advisors, Inc., located in Novato, CA, is the advisor to five no-load mutual funds. The Hennessy Funds employ superb, time-tested stock selection formulas and manage their funds with unwavering discipline and consistency. Hennessy Funds serves clients with integrity, honesty and candor, and their strategies and performance are fully disclosed.

Forward-Looking Statements

Statements in this press release regarding the business of Hennessy Advisors, Inc., which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks, uncertainties and other important factors that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. These risks, uncertainties and other important factors are described in more detail in the “Risk Factors” section of the Company’s annual report on Form 10-KSB for the fiscal year ended September 30, 2004, filed December 14, 2004, with the U.S. Securities and Exchange Commission including, without limitation, the “Risk Factors” section of Management’s Discussion and Analysis and Results of Operations. The following factors may affect the actual results of the Company:

•	Continuing volatility in the equity markets may cause the levels of our assets under management to fluctuate significantly.

•	Weak market conditions or loss of investor confidence in the mutual fund industry may lower our assets under management and reduce our revenues and income.

•	We face strong competition from numerous and sometimes larger companies.

•	Changes in the distribution channels on which we depend could reduce our revenues or hinder our growth.

•	For the next several years, insurance costs are likely to increase materially and we may not be able to obtain the same types or amounts of coverage.

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•	For the next several years, professional service fees are likely to increase due to increased securities industry legislation.

•	Changes in accounting regulations may also have adverse effects on our earnings per share.

•	International conflicts and the ongoing threat of terrorism may adversely affect the general economy, financial and capital markets and our business.

Supplemental Information

Nothing in this section shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction. Mutual fund investing involves risk; loss of principal is possible. While the Hennessy Funds are no-load, management and distribution fees and other expenses apply. For more complete information about the Hennessy Funds, including fees and expenses, call 800-966-4354 to obtain a free prospectus. Read it carefully before you invest or send money. The distributor for the Hennessy Funds is Quasar Distributors, LLC.

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